Exhibit 99.1

Press Release

investors@aquaventure.com

Investor Hotline: 855-278-WAAS (9227)

FOR IMMEDIATE RELEASE

December 18, 2018

Quench Announces Acquisition of Pure Health Solutions, Inc.

(King of Prussia, PA) – Quench, an operating segment of AquaVenture Holdings Limited (NYSE: WAAS) (“AquaVenture” or the “Company”), and a leading provider of filtered water coolers, ice machines, sparkling water dispensers and coffee brewers for businesses across the United States and Canada, announced today that it has completed the acquisition of all of the issued and outstanding shares of Pure Health Solutions, Inc. (“PHSI”, dba “Pure Water Technology”) for an aggregate cash purchase price of approximately $57.6 million, subject to adjustment as provided in the purchase agreement.

PHSI, which is headquartered in Lincolnshire, Illinois, is a leading provider of filtered water coolers and related services through two sales channels. In its direct channel, PHSI rents and services approximately 13,000 owned units to commercial end users throughout the United States. In its indirect channel, PHSI distributes and resells water coolers and related filters and parts to a network of dealers with over 90 locations across the United States. In addition, PHSI develops and manufactures its own brand of point-of-use systems in its factory located in South Korea.

“We are thrilled to announce the acquisition of PHSI.  This transaction significantly increases our customer density and expands our presence in seven major U.S. markets, growing Quench’s customer base to more than 50,000 customers and our rental installed base to more than 140,000 company-owned units,” commented Tony Ibarguen, President of AquaVenture Holdings and Chief Executive Officer of Quench. “PHSI also extends our participation in the water filtration and related services industry by materially expanding our dealer network and extending our investment in product development and manufacturing.  This is Quench’s 9th acquisition of 2018 and represents AquaVenture’s second-largest acquisition since our IPO in late 2016.”

Goodwin Procter LLP served as legal advisor to the Company.  Raymond James & Associates, Inc. served as exclusive financial advisor, and Armstrong Teasdale LLP served as legal advisor, to the seller, private equity firm ClearLight Partners.

Conference Call and Webcast Information

AquaVenture will host a conference call on the PHSI acquisition on Tuesday, December 18, 2018 at 10:00 am ET. Interested parties are invited to listen to the conference call by dialing 1-877-407-0789, or, for international callers, 1-201-689-8562 and ask for the AquaVenture conference call.  Replays of the entire call will be available through December 25, 2018 at 1-844-512-2921, or, for international callers, at 1-412-317-6671, conference ID #13685751.  A webcast of the conference call will also be available through the Investor Relations section of the Company’s website, www.aquaventure.com.  A copy of this press release is also available on the Company’s website.

About AquaVenture

AquaVenture is a multinational provider of WAAS™ solutions that provide customers a reliable and cost-effective source of clean drinking and process water primarily under long-term contracts that minimize capital investment by the customer. AquaVenture is composed of two operating platforms: Quench, a leading provider of filtered water systems and related services with over 140,000 units installed at institutional and commercial customer locations across the U.S. and Canada; and Seven Seas Water, a multinational provider of desalination and wastewater treatment solutions, providing more than 8.5 billion gallons of potable, high purity industrial grade and ultra-pure water per year to governmental, municipal, industrial and hospitality customers.

About Quench

Quench USA, Inc. offers WAAS solutions by providing filtered water systems, including bottleless water coolers, ice machines, sparkling water dispensers and coffee brewers, to customers across the United States and Canada.  Our point-of-use (POU) systems purify a building’s existing water supply to provide reliable and convenient filtered water to a broad mix of businesses, including government, education, healthcare, manufacturing, retail, hospitality, and other large commercial customers, including more than half of the Fortune 500.  Headquartered in King of Prussia, PA, Quench has sales and service operations across North America to serve our 50,000+ customers.  Quench is an AquaVenture Holdings business.  For more information, please visit https://quenchwater.com.

Safe Harbor Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to AquaVenture's expectations regarding future business development and acquisition activities; its expectations regarding performance from recently completed and pending acquisitions; and the impacts on operating results of those acquisitions, constitute forward-looking statements. Forward-looking statements can be identified by terminology such as "anticipate," "believe," "could," "could increase the likelihood," "estimate," "expect," "intend," "is planned," "may," "should," "will," "will enable," "would be expected," "look forward," "may provide," "would" or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in AquaVenture's filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, AquaVenture's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. AquaVenture is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.